Gyrodyne Company of America, Inc.
                                 102 Flowerfield
                         St. James, New York 11780-1551
                     Phone (631) 584-5400 Fax (631) 584-7075

June 10, 2003

Contact:
Peter Pitsiokos, Executive Vice President               Tel: (631) 584-5400
Gyrodyne Company of America, Inc.                       Fax: (631) 584-7075
102 Flowerfield
St. James, New York 11780

                     F O R  I M M E D I A T E  R E L E A S E
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"NASDAQ:GYRO" - ST. JAMES - Gyrodyne Company of America, Inc. (GYRO) reported)
today the appointment of Ronald J. Macklin, of Massapequa Park, New York to its Board.

Mr. Macklin is a member of the New York State Bar Association and currently serves as Managing Counsel for KeySpan Corporation where he has held various positions within the Office of General Counsel since 1991. He received a Bachelor of Arts degree from Stony Brook University and his Juris Doctorate from Union University's Albany Law School.

His responsibilities at KeySpan have required him to litigate numerous cases relating to, among other things, real property tax issues, system ownership rights, defamation and unfair trade practices. Mr. Macklin was also a member of a specialized team responsible for the merger and acquisition of two New York State utilities, the sale of the Long Island electric utility system to New York State and the continuing services agreements between KeySpan and New York State.

Paul Lamb, Chairman of the Board at Gyrodyne stated that "the Company is very pleased with Mr. Macklin's appointment. He brings a wealth of experience to the table and we are fortunate to have him on our team".

This statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to the effect of economic and business conditions, including risk inherent in the Long Island, New York real estate market, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this press release.